UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
July 27, 2017

El Paso Electric Company
(Exact name of registrant as specified in its charter)

Texas	001-14206	74-0607870
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Stanton Tower, 100 North Stanton, El Paso, Texas		79901
(Address of principal executive offices)		(Zip Code)

(915) 543-5711
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amended and Restated Bylaws.

On July 27, 2017, the board of directors (the “Board”) of El Paso Electric Company (the “Company”) amended and restated the Bylaws of the Company (as amended and restated, the “Amended and Restated Bylaws”). The Amended and Restated Bylaws amended the Company’s existing Bylaws to provide for, among other things, the position of Vice Chairman of the Board (Article V, Section 5), modifications to the compensation of directors (Article III, Section 14), the duties of certain officers (Article V, Sections 4 and 6), and the definition of “Continuing Directors” (Article VII, Section 8), the duties and powers of the person to preside at meetings of the shareholders of the Company and the conduct of such meetings (Article II, Section 13), and other technical, conforming and clarifying changes, including changing references to the Texas Business Organizations Code instead of the Texas Business Corporation Act.

The foregoing description of the changes made in the Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, which are filed as Exhibit 3.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit
3.1	Amended and Restated Bylaws of El Paso Electric Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 27, 2017

EL PASO ELECTRIC COMPANY (Registrant)

By:	/s/ Adrian J. Rodriguez
Name:	Adrian J. Rodriguez
Title:	Vice President, General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
3.1	Amended and Restated Bylaws of El Paso Electric Company